Exhibit 99.1

Mid-Wisconsin Bank Participates in US Treasury Capital Purchase Program

Friday, February 20, 2009

Contact:

James Warsaw

Mid-Wisconsin Bank

Medford, WI

748-8300

(Medford) – Mid-Wisconsin Bank announced today that its holding company, Mid-Wisconsin Financial Services, Inc., has received a $10 million investment from the U.S. Treasury Department under the Capital Purchase Program established in conjunction with the Emergency Economic Stabilization Act of 2008.

“Mid-Wisconsin Bank is pleased that the U.S. Treasury Department has recognized our financial strength in making this investment in our organization,” stated James Warsaw, President and CEO.  “Our Board’s decision to participate in the U.S. Treasury’s program reflects our ongoing commitment to our customers and communities.  This additional $10 million in capital will enable us to raise up to $100 million in deposits and/or increase other funding sources in making available financing of a like amount to credit-worthy small businesses and consumers alike, which stays within the original intent of the Capital Purchase Program.”

Under the agreement, Mid-Wisconsin Financial Services, Inc. issued preferred stock to the U.S. Treasury at a rate of 5 percent per annum for five years.  The rate will increase to 9 percent per annum thereafter if the preferred shares are not redeemed by the company.  The terms and conditions of the transaction will conform to those provided by the U.S. Treasury.  Details of the terms, including certain restrictions, can be found on their website at, www.treas.gov/initiatives/eesa.  Mr. Warsaw noted that “the new stimulus package signed by President Obama earlier this week included a revision which allows participants to retire the Treasury’s investment at any time and from any source, a concern that was earlier raised by customers and shareholders.”

“In addition to providing new resources to stimulate the economy in our area, we will be better positioned to work with customers who have experienced problems in meeting their debt obligations due to recent reductions in their disposable incomes as a result of layoffs,” commented Warsaw.  “Our goal during this economic downturn is to support otherwise viable businesses and help people keep their homes.  Everyone associated with Mid-Wisconsin Bank is dedicated to working with our customers, neighbors and communities to weather this economic cycle.”

“With all of the commentary about the U.S. Treasury program, it is important to understand that this is an investment that has been made in Mid-Wisconsin Bank, not a handout or a bailout.  The fact remains, without this investment, our current capital ratios substantially exceed those currently required by the regulatory agencies for well-capitalized institutions.  We will be paying a respectable dividend to the government for their investment,” stated Warsaw.

Mid-Wisconsin Bank, a subsidiary of Mid-Wisconsin Financial Services, Inc., is a $496 million independent community bank serving communities throughout Clark, Eau Claire, Marathon, Oneida, Price, Taylor and Vilas Counties.  The holding company’s stock is traded over the counter under the symbol:  mwfs.ob.

Safe Harbor under the Private Securities Litigation Reform Act of 1995:  This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date.  Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing.  Additional factors that that may cause actual results to differ materially from those expressed in the forward-looking statements include (i) other risks and assumptions described in Mid-Wisconsin Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 under the headings “Forward-Looking Statements” and “Risk Factors” which factors are incorporated herein by reference, and (ii) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission.  We specifically disclaim any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments.